Exhibit 10.2

FACILITIES LEASE AND DEVELOPMENT AGREEMENT
(JEFFERSON TERMINAL SOUTH WATERFRONT LAND)

STATE OF TEXAS

COUNTY OF JEFFERSON

This FACILITIES LEASE AND DEVELOPMENT AGREEMENT (this “Facilities Lease”) is made and entered into as of June 1, 2024, and effective as of June 20, 2024 (the “Execution Date”), by and between the PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (“Lessor”), a political subdivision of the State of Texas, and JEFFERSON 2020 BOND LESSEE LLC, a limited liability company organized under the laws of the State of Delaware (“Lessee”), each party herein acting by and through its duly authorized officers.  All initially capitalized terms used, but not otherwise defined, herein shall have the respective meanings given to them in the Definitions Annex attached hereto.

Recitals

A.         Lessor owns the Leased Premises and, on the Execution Date, Lessor is leasing the Leased Premises to Lessee and Bond Borrower pursuant to the Ground Lease.  Jefferson-Owned Property is or may be located on the Leased Premises from time to time. For the avoidance of doubt, no Jefferson-Owned Property is leased under this Facilities Lease or the Ground Lease.   Lessee and Lessor desire Lessee to construct the 2024 Tax-Exempt Facilities on the Leased Premises.

B.         In accordance with the provisions hereof, Lessee shall construct, complete, install and operate the 2024 Tax-Exempt Facilities.  Exhibit B shall be amended, restated, replaced, amended and restated or modified from time to time in accordance with the requirements of this Facilities Lease to accurately reflect the 2024 Tax-Exempt Facilities.

C.         Pursuant to the Indenture, Lessor is issuing the Series 2024 Bonds.  Proceeds of the Series 2024A Bonds will be applied in accordance with the Indenture and this Facilities Lease.  Proceeds of the Taxable Series 2024B Bonds will be applied in accordance with the Indenture and the Senior Loan Agreement for purposes outside the scope of this Facilities Lease.

D.           At its meeting of April 29, 2024, the Port Commission of Lessor authorized the execution of this Facilities Lease with Lessee for the purposes herein stated.

E.           Pursuant to the Facilities Sublease, Lessee is subleasing to Bond Borrower the 2024 Tax-Exempt Facilities.

F.           Lessor and Lessee are desirous of entering into this Facilities Lease to set forth the terms and conditions of the leasing of the 2024 Tax-Exempt Facilities by Lessor to Lessee.

IN CONSIDERATION of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Description of 2024 Tax-Exempt Facilities.  In consideration of the rents and covenants herein contained on the part of Lessee to be paid, kept and performed, Lessor does hereby lease and demise to Lessee the 2024 Tax-Exempt Facilities.  Lessor and Lessee acknowledge and agree that descriptions as shown in Exhibit B are based on reasonably expected development plans, and that Exhibit B may be amended from time to time based on final design, engineering, plans and specifications for individual property, equipment or improvements; provided, however, that any such changes shall require a Favorable Opinion of Bond Counsel.  Any amended Exhibit B shall be based on final design, engineering, plans and specifications shall be reasonably related in scale and scope to the current Exhibit B and subject to the approval of Lessor and Lessee, and approval (after receipt of the aforementioned Favorable Opinion of Bond Counsel) is within each party’s consent not to be unreasonably withheld.  Lessee shall construct, or cause to be constructed, the 2024 Tax-Exempt Facilities and Lessee shall provide all labor, materials, equipment and services to construct the 2024 Tax-Exempt Facilities in a good and workmanlike manner using all new materials, in compliance with applicable laws, and the assumptions and requirements, if any, contained in the Favorable Opinion of Bond Counsel; provided, however, such construction, the procurement activities associated therewith, and the funding of the costs and expenses relating thereto shall be undertaken in accordance with the terms of the Construction Management Agreement.

2.          Surface Rights. Lessor and Lessee hereby acknowledge and agree, notwithstanding any provision of the Ground Lease to the contrary, Lessor retains all surface rights with respect to the Leased Premises necessary to own, operate, use and enjoy the 2024 Tax-Exempt Facilities, subject to the provisions of this Facilities Lease including, but not limited to, the right of Lessee to quiet enjoyment in Section 9.4 hereof.

3.           Uses of 2024 Tax-Exempt Facilities. The 2024 Tax-Exempt Facilities are leased for the purposes described in Section 3.2 hereof, and Lessee agrees to restrict its use to such purposes and not to use or permit the use of the 2024 Tax-Exempt Facilities for any other purposes without first obtaining the express written consent of Lessor, which consent may require receipt of a Favorable Opinion of Bond Counsel.

3.1.        Lessee covenants and warrants not to handle, store, use, load, or unload at the 2024 Tax-Exempt Facilities any toxic, corrosive, flammable, odorous, explosive product, or similarly related products, except in accordance with this Facilities Lease and Legal Requirements.  Lessee further covenants and warrants that Lessee’s operations of the 2024 Tax-Exempt Facilities shall be handled in a manner (including, but not limited to, vapor recovery and combustion during the handling of Lessee products) that meets or exceeds liquid bulk transloading industry standards.

3.2.        At all times during the Lease Term of this Facilities Lease, including all extensions and renewals hereof, Lessee shall operate the 2024 Tax-Exempt Facilities for the storage, handling, transfer, loading, unloading, or transloading of products or commodities, using any method of transportation for receipt and redelivery thereof (and the establishment of applicable interconnections), which products may include, without limitation (but always subject to the water transport requirement set forth herein), ammonia, liquefied petroleum gases (including propane, normal butane, and isobutane), liquid hydrocarbons (including crude oil and refined or unrefined petroleum products), diluents, blendstock, or any component(s) or combination(s) of any of the foregoing; provided, that, notwithstanding the foregoing, the 2024 Tax-Exempt Facilities shall only be used in connection with water transport, or in connection with other facilities that are or will be placed on the Leased Premises in connection with water transport.

4.          Term of Facilities Lease. The term of this Facilities Lease shall commence as of the Execution Date (the “Commencement Date”).  This Facilities Lease shall terminate on the date immediately preceding the 50th anniversary of the Commencement Date (“Lease Term”).

4.1.        Subject to any rights of any mortgagee of interests in the 2024 Tax-Exempt Facilities, Lessee shall have the right to purchase the 2024 Tax-Exempt Facilities as follows: (i) if any of the Series 2024A Bonds have not been paid in full and are Outstanding, for the greater of (a) the amount necessary to pay the Series 2024A Bonds in full or (b) the then fair market value of the 2024 Tax-Exempt Facilities at the time the right to purchase is exercised as determined by an appraiser or (ii) after all of the Series 2024A Bonds have been paid in full and are not Outstanding, an amount equal to the then fair market value of the 2024 Tax-Exempt Facilities at the time the right to purchase is exercised as determined by an appraiser.   Such right must be exercised (if at all) in writing and at least one hundred twenty (120) days prior to the intended acquisition date, which intended acquisition date must be prior to the earlier of the expiration of the Lease Term and the term of the Ground Lease.  At the time the right to purchase is exercised, the then fair market value of the 2024 Tax-Exempt Facilities shall be appraised.  Such appraisal shall be performed by a qualified appraiser procured by Lessor in accordance with the requirements of the Texas Professional Services Procurement Act, Chapter 2254, Texas Government Code and as required by §60.412(c), Water Code.  Lessor shall proceed to procure an appraiser and designated sub-consultants as necessary to perform the appraisal of the fair market value of the 2024 Tax-Exempt Facilities based upon the most current edition of the Appraisal Institute Uniform Standards of Professional Appraisal Practices and any applicable state law for appraisal of industrial assets such as the 2024 Tax-Exempt Facilities.  The appraisal report shall be a “self-contained narrative report” and must note onsite inspection of the 2024 Tax-Exempt Facilities by the appraiser, and the appraisal report shall be executed by the primary certified appraiser handling the preparation of and the recitation of the appraised value(s) as presented in the appraisal report. Such appraiser shall be responsible for all analysis and conclusions notwithstanding that such analysis and conclusions are in part generated through the collection of data and information by employees of the appraiser or third party designated sub-consultants.  Lessor and Lessee shall collaborate on the appraisal procurement request for proposal, Lessor and Lessee shall jointly review responses to request for proposal, and Lessor and Lessee shall jointly designate the qualified appraiser.

5.          Rental Payment.  Lessee agrees to pay or cause to be paid, as rent hereunder, amounts equal to (i) all third-party costs, expenses and fees related to the Series 2024A Bonds, including the fees and expenses of the Trustee, when due, and (ii) all amounts to be deposited into the Series 2024A Rebate Fund pursuant to the Collateral Agency Agreement when due thereunder (the “Rebate Amounts”). An amount sufficient to provide for the payment of the principal of, interest on, premium, if any, and Redemption Price of the Series 2024A Bonds when due under the Indenture is referred to as the “Facilities Lease Rent” (Facilities Lease Rent, together with the third-party costs, expenses and fees described in clause (i) above and the Rebate Amounts described in clause (ii) above, are collectively the “Rent”). Lessee shall receive a credit towards the payment of Facilities Lease Rent for all amounts on deposit in the Series 2024A Interest Sub-Account, the Series 2024A Principal Sub-Account (as each such account is defined in the Collateral Agency Agreement). Facilities Lease Rent shall be deposited directly with the Trustee in a timely manner to assure that amounts sufficient to pay the principal, interest, premium, if any, and Redemption Price of the Series 2024A Bonds then due under the Indenture are on deposit with the Trustee at least fifteen (15) days prior to each Debt Service Payment Date (as defined in the Indenture). Notwithstanding anything to the contrary in this Facilities Lease, Lessee shall have the right to prepay Rent due hereunder, in full or in part, to the extent such prepayment is necessary for the Lessor to pay the principal of, interest on, premium, if any, and Redemption Price of the Series 2024A Bonds when due under the Indenture.

6.          Port Wharfage Fee. For the avoidance of doubt, Lessee shall, together with Bond Borrower, be obligated to pay the Port Wharfage Fee to Lessor pursuant to the Ground Lease, which obligation shall be in addition to (and shall not be reduced by) the Facilities Lease Rent payable hereunder.  Amounts payable to the Port pursuant to the Ground Lease as described in this Section 6 shall not be considered Project Revenues under the Indenture.

7.         Surrender of Premises; Ownership of Improvements. Subject to Section 4.1 hereof, at the expiration or termination of this Facilities Lease, Lessee agrees to: (1) surrender possession of the 2024 Tax-Exempt Facilities (except to the extent purchased by Lessee pursuant to the terms of this Facilities Lease, in which event the Ground Lease shall thereafter control) to Lessor; and (2) otherwise return the 2024 Tax-Exempt Facilities to Lessor in good operating condition, in accordance with the provisions of Section 8.5 below.

8.           Covenants and Agreements of Lessee. Lessee covenants and agrees as follows:

8.1.        Lessee agrees to pay all costs and expenses of its operation of the 2024 Tax-Exempt Facilities, the security costs and the cost of all utilities, including gas, water, electricity, telephone, telegraph and cable service, and for all taxes and assessments on the 2024 Tax-Exempt Facilities, other leasehold improvements and the leasehold.  Additionally, Lessee agrees to pay all costs and expenses to improve and maintain utilities, including gas, water, electricity, telephone, telegraph, and cable services, that are needed to accommodate Lessee’s operations.

8.2.         Lessee agrees to pay when due all Rent and other charges herein described attributable to the 2024 Tax-Exempt Facilities as same shall become due.

8.3.        In the conduct and operation of its business in and about the 2024 Tax-Exempt Facilities, Lessee agrees to conform and comply with all laws relating thereto and the requirements of any properly constituted public tribunal or governmental agency or federal, state, municipal or other political subdivision authority having jurisdiction thereof and the reasonable requirements of insurance companies carrying insurance upon the 2024 Tax-Exempt Facilities, or of any board of fire insurance underwriters, rating bureau, or similar body applicable thereto.

8.4.       Lessee agrees that it shall not commit or permit waste on or of the 2024 Tax-Exempt Facilities and to keep the 2024 Tax-Exempt Facilities in a clean and sanitary condition and generally to observe and practice “good housekeeping” principles in and about the operations thereof.  Additionally, Lessee will implement and enforce safety plans and promptly correct safety hazards or concerns related to the 2024 Tax-Exempt Facilities consistent with the terms of the Ground Lease.  Any liability resulting from the adequacy, implementation, or enforcement of Lessee’s safety plans is solely attributable to Lessee, and any liability resulting from Lessee’s failure to promptly correct safety hazards is solely attributable to Lessee.

8.5.        At its own expense, Lessee agrees to make all repairs, maintenance, replacements or other work reasonably necessary to keep the 2024 Tax-Exempt Facilities in good condition, ordinary wear and tear, obsolescence, damage by fire (other than a fire resulting in part or full from Lessee’s acts or omissions) or other casualty beyond Lessee’s control excepted, except as otherwise provided in Section 17.3 below.

8.6.       This Facilities Lease is a net lease and, notwithstanding any other provision of this Facilities Lease, it is intended that Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.  The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation: (a) any defect in the condition, quality or fitness for use of the 2024 Tax-Exempt Facilities or any part thereof; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the 2024 Tax-Exempt Facilities or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the 2024 Tax-Exempt Facilities or any part thereof; (d) any defect in or any Lien on the 2024 Tax-Exempt Facilities or any part thereof; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee, the Lessor or any other person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, the Lessor or any other person, or any action taken with respect to this Facilities Lease by any trustee or receiver of Lessee, the Lessor or any other person, or by any court; (g) any claim that Lessee has or might have against any Person, including the Lessor; (h) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (i) any failure on the part of any party to any Financing Document to perform or comply with any terms of any Financing Document; (j) any invalidity or unenforceability or disaffirmance of this Facilities Lease or any provision hereof or any Financing Document or any provision of any thereof, in each case whether against or by Lessee or otherwise; or (k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing.  This Facilities Lease shall be noncancellable by Lessee and, except as expressly provided herein, Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Facilities Lease or to any diminution or reduction of Rent payable by Lessee hereunder.  All payments by Lessee made hereunder shall be final and Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever.  If for any reason whatsoever this Facilities Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, Lessee shall nonetheless pay to the Lessor an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Facilities Lease if it had not been terminated in whole or in part.  All obligations of Lessee herein shall be performed at its own cost, expense and risk, whether or not so stated, unless explicitly stated to the contrary.

8.7.        Lessee hereby makes an irrevocable election (binding on Lessee and all successors in interest under this Facilities Lease) never to claim depreciation or an investment credit with respect to such 2024 Tax-Exempt Facilities.

8.8.         If required by applicable law (or if Lessor is required by applicable law to do so in connection with the Project as it pertains to 2024 Tax-Exempt Facilities), Lessee agrees to post a payment bond and/or performance bond for the Project as it pertains to the 2024 Tax-Exempt Facilities and Lessee agrees to include Lessor as an additional obligee thereunder.  In addition, Lessee shall comply with any procurement provisions or requirements of applicable law with respect to the Project as it pertains to 2024 Tax-Exempt Facilities.

8.9.         Lessee shall take all action required to be taken by Lessee in the Indenture as if Lessee were a party to the Indenture.

9.           Lessor Covenants.

9.1.       Lessor shall have the right, at its sole cost, responsibility, and expense, to make at any time alterations to Leased Premises and to construct other improvements on Leased Premises (“Lessor Improvements”) provided that Lessee’s prior written consent has been obtained (which consent shall not be unreasonably withheld, delayed or conditioned), and so long as such alterations do not materially impair the use of the 2024 Tax-Exempt Facilities by Lessee for the purposes herein described and so long as same are in compliance with all requirements of the Ground Lease.

9.2.        Lessee’s rights to operate under this Facilities Lease and the right of Lessee to quiet enjoyment in Section 9.4 hereof shall not be unreasonably impeded by Lessor, or its customers or tenants.  In addition, if Lessor, or its customers or tenants, desire to construct, operate, or otherwise engage in a facility to perform activities similar to the activities contemplated by this Facilities Lease, including for handling liquid hydrocarbon products, refined or unrefined petroleum products, or similar products (including crude oil, diluents, diesel) by rail, truck, pipeline or water-borne means, said operations may be commenced by Lessor, or its customers or tenants, only outside of the Leased Premises and only upon mutual consent between Lessee and Lessor, which consent shall not be unreasonably withheld, delayed or conditioned.

9.3.       Lessor shall pay for all labor and services performed for, materials used by or furnished to Lessor, or used by or furnished to any contractor employed by Lessor with respect to any construction of any Lessor Improvements and hold Lessee and the 2024 Tax-Exempt Facilities harmless and free from any liens, claims, encumbrances or judgments created by or under Lessor.  If Lessor elects to post a payment or performance bond or is required to post an improvement bond with a public agency in connection with the above, Lessor agrees to include Lessee as an additional obligee thereunder.

9.4.        Lessor is and shall remain for the Lease Term hereof the true and lawful owner of the 2024 Tax-Exempt Facilities, and has good right and full power to let and lease the 2024 Tax-Exempt Facilities. Lessor agrees that, contingent upon Lessee’s compliance with the terms of this Facilities Lease such that no Event of Default has occurred and is continuing, Lessee shall quietly and peaceably hold, possess and enjoy the 2024 Tax-Exempt Facilities for the full Lease Term of this Facilities Lease without any hindrance or molestation by the agents or employees of Lessor as discussed herein, and Lessor will defend the title to the 2024 Tax-Exempt Facilities and the use and occupancy of the same by Lessee against the lawful claims of all persons whomsoever claiming by, through, or under any person except those claiming by, through, or under Lessee or its affiliates, including, for the avoidance of doubt, the Operator.

9.5.        Lessor shall maintain a fee simple interest in the 2024 Tax-Exempt Facilities free and clear of any mortgages, deeds, encumbrances, declarations, easements, liens or restrictions, or any other encumbrances, other than as provided in the Indenture, and any that would restrict Lessee’s use of the 2024 Tax-Exempt Facilities for the purposes herein described or would restrict in any respect the right of Lessee, its employees and invitees to use the 2024 Tax-Exempt Facilities in accordance with the terms of this Facilities Lease (“Encumbrances”).  Lessor agrees promptly to discharge or to cause to be discharged any Encumbrances attaching to such Lessor Improvements; or if in default for thirty (30) days after written notice thereof from Lessee, Lessor shall reimburse Lessee any amount or amounts paid by Lessee, including reasonable attorneys’ fees and expenses in causing the removal of such Encumbrances.  Nothing herein contained, however, shall require Lessee to discharge such Encumbrances except in its own discretion.  Lessor shall, however, have the right to contest any such Encumbrances or claim for Encumbrances provided it shall serve notice upon Lessee of its election to contest the same prior to Lessee making any payments or incurring any attorneys’ fees or expenses; and in such case, Lessor shall not be in default with respect thereto and Lessee shall not have the right to make any payments for the removal of such Encumbrances until such contest by Lessor shall have terminated.

10.          Waiver and Indemnity.

10.1.      WITHOUT LIMITING THE RIGHTS OF LESSEE OR ANY AFFILIATE UNDER ANY OTHER AGREEMENT TO WHICH IT IS A PARTY, LESSEE HEREBY WAIVES ALL CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT LESSEE OR ANY PARTY CLAIMING BY, THROUGH OR UNDER LESSEE MAY NOW OR HEREAFTER HAVE BY SUBROGATION OR OTHERWISE AGAINST LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO ALL OR ANY PORTION OF THE TAX-EXEMPT FACILITIES, BY REASON OF FIRE OR OTHER CASUALTY, OR BY REASON OF ANY OTHER CAUSE DURING THE TERM EXCEPT LESSOR’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT AND EXCEPT TO THE EXTENT OF ANY OBLIGATION EXPRESSLY ASSUMED BY LESSOR UNDER THIS LEASE (THUS EXPRESSLY INCLUDING SIMPLE NEGLIGENCE OF LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES).

10.2.     LESSEE HEREBY ASSUMES ANY AND ALL LIABILITY FOR, AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES FROM AND AGAINST, ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES) RESULTING FROM (A) THE ISSUANCE, OFFERING, SALE, DELIVERY OR PAYMENT OF THE SERIES 2024A BONDS OR THE INTEREST THEREON, THE INDENTURE AND ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH AND ANY OBLIGATIONS IMPOSED ON THE LESSOR THEREBY, (B) ANY INJURIES TO OR DEATH OF ANY PERSON ON THE 2024 TAX-EXEMPT FACILITIES, (C) VIOLATIONS OF ANY JUDICIAL DECISIONS, ORDERS, INJUNCTIONS, WRITS, STATUTES, RULINGS, RULES, REGULATIONS, REGULATORY OR ADMINISTRATIVE AGENCY DECISIONS, PERMITS, CERTIFICATES OR ORDINANCES OF ANY GOVERNMENTAL AUTHORITY IN ANY WAY APPLICABLE TO LESSEE OR THE 2024 TAX-EXEMPT FACILITIES (THE “LEGAL REQUIREMENTS”), INCLUDING ANY SUCH VIOLATIONS RELATING TO ZONING OR FEDERAL TAX MATTERS OCCURRING DURING THE TERM; PROVIDED, THAT, IN RESPECT OF ANY VIOLATIONS OF LEGAL REQUIREMENTS THAT RELATE TO ENVIRONMENTAL MATTERS, LESSEE SHALL INDEMNIFY LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES HEREUNDER IF AND TO THE EXTENT THAT SUCH VIOLATIONS: (I) REQUIRE REMEDIAL OBLIGATIONS PURSUANT TO ENVIRONMENTAL LAWS TO BE PERFORMED DURING THE TERM (REGARDLESS OF WHETHER OR NOT THE RELEVANT VIOLATIONS OCCURRED DURING THE TERM), OR (II) ARE CAUSED BY THE RELEASE OF HAZARDOUS SUBSTANCES (BY LESSEE OR ANY OTHER PERSON) DURING THE TERM, IN WHICH CASE, LESSEE SHALL BE RESPONSIBLE FOR COMPLETING THE PERFORMANCE OF REMEDIAL OBLIGATIONS IMPOSED DURING THE TERM (EVEN IF SUCH REMEDIAL OBLIGATIONS CONTINUE AFTER THE END OF THE TERM), OR (D) ANY BUSINESS INTERRUPTIONS AND/OR INTERFERENCE, INCLUDING RAIL DEMURRAGE OR ANY DAMAGE TO ANY PROPERTY OCCURRING DURING THE TERM OF THIS FACILITIES LEASE IN OR AROUND THE 2024 TAX-EXEMPT FACILITIES. NOTWITHSTANDING THE FOREGOING, LESSEE SHALL HAVE NO LIABILITY FOR OR OBLIGATION TO DEFEND, INDEMNIFY OR HOLD HARMLESS LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES IN RESPECT OF: (1) THEIR OWN ACTS OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT (THUS EXPRESSLY INCLUDING SIMPLE NEGLIGENCE OF LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES), OR (2) TO THE EXTENT OF ANY OBLIGATION EXPRESSLY ASSUMED BY LESSOR UNDER THIS LEASE.

10.3.     LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO LESSEE, OR TO LESSEE’S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES, FOR BODILY INJURY, DEATH, PROPERTY DAMAGE, BUSINESS INTERRUPTION, LOSS OF PROFITS, LOSS OF TRADE SECRETS OR OTHER DIRECT OR CONSEQUENTIAL DAMAGES OCCASIONED BY (A) FORCE MAJEURE, (B) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LESSOR AND ITS EMPLOYEES), OR (C) THE CONDITION, REPAIR, REPLACEMENT, MAINTENANCE, DAMAGE, DESTRUCTION OR RELOCATION OF THE 2024 TAX-EXEMPT FACILITIES (EXCEPT TO THE EXTENT OF ANY OBLIGATION EXPRESSLY ASSUMED BY LESSOR UNDER THIS LEASE).

11.        Insurance. Lessee shall, at its sole cost and expense, procure and maintain (or cause to be procured and maintained) during the Lease Term of this Facilities Lease, insurance coverage with respect to the 2024 Tax-Exempt Facilities as described in the Ground Lease as if the 2024 Tax-Exempt Facilities were Jefferson-Owned Property as defined therein.  The obligations of this paragraph shall survive expiration of termination of this Facilities Lease.

In addition, before starting of any construction work related to the 2024 Tax-Exempt Facilities, and in addition to the coverages required under the preceding paragraph, Lessee shall obtain (or cause its contractor(s) to obtain) and maintain Builder’s Risk insurance or all-risk property insurance upon the 2024 Tax-Exempt Facilities for the full cost of replacement at the time of loss.  This insurance shall include the interests of Lessor as a named insured.  This insurance shall be written as a builder’s risk or “all risk” or equivalent form to cover all risks of physical loss except those specifically excluded by the policy, and shall insure at least against the perils of fire, lightning, explosion, windstorm, and hail, smoke, aircraft (except aircraft, including helicopter, operated by or on behalf of Lessor) and vehicles, riot and civil commotion, theft, vandalism, malicious mischief, debris removal, flood, earthquake, earth movement, water damage, wind, testing if applicable, collapse however caused, and damage resulting from defective design, workmanship or material.  Lessee shall be solely responsible for any deductible amounts or coinsurance penalties.  The Builder’s Risk or all-risk policy shall provide for a waiver of subrogation in favor of Lessor.  The Builder’s Risk policy shall remain in effect until final payment has been made or until no person or entity other than Lessor and Lessee have an insurable interest in the 2024 Tax-Exempt Facilities to be covered by this insurance, whichever is sooner, and an owner’s policy of all-risk insurance shall be maintained at all times thereafter.

12.         Assignment/Subletting. Except as permitted in Section 18 or Section 19, Lessee may not assign or sublease all or substantially all of the 2024 Tax-Exempt Facilities or assign its rights and obligations under this Facilities Lease, except to affiliates or in connection with any Lessee financing, without first obtaining written approval by Lessor for such assignment or sublease and then, only in conjunction with an assignment of the Ground Lease. Lessor approval of a proposed assignment or sublet of all or substantially all of the 2024 Tax-Exempt Facilities shall not be unreasonably withheld provided that (i) the proposed assignee or sublessee is a party of similar financial worth to Lessee and Lessee shall have provided Lessor with reasonable proof thereof, (ii) the proposed assignee or sublessee is experienced in the uses described in Section 3.2, and Lessee shall have provided Lessor with proof thereof, (iii) the nature and character of the proposed assignee or sublessee, its business and activities and intended use of the 2024 Tax-Exempt Facilities are in Lessor’s reasonable judgment consistent with the requirements of this Lease, and is subject to all of the terms and provisions of this Facilities Lease (which any assignee or sublessee shall expressly assume in writing) and to any matters to which this Facilities Lease is subject, including, without limitation, the Federal Tax Certificate, and (iv) the granting of such consent will not constitute a default under any other agreement to which Lessor is a party or by which Lessor is bound.  Lessor shall have no obligation to consent, accept or approve any assignee or sublessee that would adversely affect or otherwise jeopardize Lessor’s “strategic seaport” classification by the United States Department of Defense.  Consent by Lessor to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease. Lessee shall at all times remain liable for the payment of Rent herein and for compliance with all of its obligations under this Facilities Lease notwithstanding any assignment or subletting under the Facilities Lease.  The foregoing is not intended to prevent the sublease by Lessee of less than substantially all of the 2024 Tax-Exempt Facilities, or to require the consent of the Lessor with respect to any such sublease; provided, however, that Lessee shall deliver a copy each sublease to Lessor promptly after its execution and such sublease shall contain an express obligation on behalf of the sublessee to comply with all the terms and conditions of this Facilities Lease, and that no such sublessee shall (i) use the 2024 Tax-Exempt Facilities for any use that is not permitted or that would affect the tax-exempt status of the Series 2024A Bonds or (ii) adversely affect or otherwise jeopardize Lessor’s “strategic seaport” classification by the United States Department of Defense.

13.        Specifically Prohibited Use; Compliance with Federal Tax Certificate. Lessee will not (a) use, occupy or permit the use or occupancy of the 2024 Tax-Exempt Facilities for any purpose or in any manner which is or may be, (i) in violation of the requirements of Section 3 hereof, (ii) in violation of any Legal Requirements, or (iii) an Event of Default under the Indenture, (b) commit or permit to remain any violation of Section 8.4 hereof or (c) commit, or permit to be committed, any action or circumstance in or about the 2024 Tax-Exempt Facilities other than the use permitted under this Facilities Lease which, directly or indirectly, would lawfully justify Lessor’s insurance carrier in canceling the insurance policies maintained by Lessor on the 2024 Tax-Exempt Facilities, or that would adversely affect the tax-exempt status of interest on the Series 2024A Bonds.  Lessee shall faithfully and timely observe and perform each of its obligations under the Federal Tax Certificate.

14.         Condition of the 2024 Tax-Exempt Facilities.

14.1.      Lessee acknowledges that Lessee will independently inspect all 2024 Tax-Exempt Facilities (which Lessee will be constructing), and that Lessee will accept the 2024 Tax-Exempt Facilities upon completion in their then present condition, “AS IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED,” (other than any warranties that are expressly made herein or by the manufacturer or provider of any 2024 Tax-Exempt Facilities); specifically (without limiting the generality of the foregoing) without any warranty by Lessor in respect of (a) the nature or quality of any construction, structural design or engineering of the 2024 Tax-Exempt Facilities, (b) the quality of the labor and materials included in the 2024 Tax-Exempt Facilities, (c) the soil and environmental conditions existing at the location of the 2024 Tax-Exempt Facilities and (d) the suitability of the 2024 Tax-Exempt Facilities for any particular purpose. Lessor shall not be required to make any improvements to the 2024 Tax-Exempt Facilities or to repair any damage to the 2024 Tax-Exempt Facilities, other than any improvements that are expressly agreed to herein.

15.          Completion of 2024 Tax-Exempt Facilities.

15.1.       Subject to the terms of Section 1, Lessee shall be responsible for the acquisition, construction, installation and completion of the 2024 Tax-Exempt Facilities.  Lessor shall have no obligation to complete the 2024 Tax-Exempt Facilities or to guarantee completion of the 2024 Tax-Exempt Facilities.  Lessee shall apply proceeds of the Series 2024A Bonds allocated to acquisition, construction, installation and completion to finance, pay for or reimburse all Project Costs (as defined in the Collateral Agency Agreement) with respect to the 2024 Tax-Exempt Facilities in accordance with the terms and conditions of the Indenture and the Collateral Agency Agreement, and hold Lessor and the 2024 Tax-Exempt Facilities harmless and free from any liens, claims, encumbrances or judgments created or suffered by Lessee.  If Lessee is required or elects to post a payment or performance bond or an improvement bond with a public agency in connection with the above, Lessee agrees to include Lessor as an additional obligee thereunder.  To the extent applicable, Lessee agrees to comply with any requirements under Subchapter Z, Chapter 2252, Section 2252.909 of the Texas Government Code.

15.2.      Lessee shall not permit any laborers’, mechanics’, or materialmens’ liens to be perfected upon the 2024 Tax-Exempt Facilities by any laborer, contractor, or subcontractor employed by Lessee during the Lease Term hereof and Lessee agrees promptly to discharge or to cause to be discharged any such lien or liens attaching to such improvements; or if in default for ninety (90) days after written notice thereof from Lessor, Lessee shall reimburse all amounts paid by Lessor, including reasonable attorneys’ fees and expenses, in causing the removal of such lien or liens. Nothing herein contained, however, shall require Lessor to discharge such lien or liens except in its own discretion.  Lessee shall, however, have the right to contest any such lien or claim for lien provided it shall (a) serve notice upon Lessor of its election to contest the same prior to Lessor making any payments or incurring any attorneys’ fees or expenses, or (b) reimburse Lessor for any and all such amounts paid or incurred by Lessor prior to receipt of the notice; and in such case, Lessee shall not be in default with respect thereto and Lessor shall not have the right to make any payments for the removal of such lien or liens until such contest by Lessee shall have terminated.

16.        Access by Lessor. Lessor, its employees, contractors, agents and representatives, shall have the right to (a) to inspect the 2024 Tax-Exempt Facilities, (b) to show the 2024 Tax-Exempt Facilities to prospective purchasers or tenants, (c) to determine whether Lessee is performing its obligations hereunder or (d) for any other purpose deemed reasonable by Lessor.  In an emergency, Lessor may use any means to open any door into or in the 2024 Tax-Exempt Facilities without any liability therefor after making reasonable efforts to contact Lessee to provide access thereto.  Access to the 2024 Tax-Exempt Facilities by Lessor shall not constitute a trespass or an eviction (constructive or otherwise) or entitle Lessee to any abatement or reduction of rental, or constitute grounds for any claim (and Lessee hereby waives any claim) for damages or for any injury to or interference with Lessee’s business, or for loss of occupancy or quiet enjoyment.

17.         Damage, Destruction and Condemnation. If any 2024 Tax-Exempt Facilities are damaged or destroyed during the Lease Term by a casualty loss, Lessee shall promptly and diligently rebuild and restore the same, at its expense, to its condition prior to such destruction or to another safe condition, provided proceeds of insurance are sufficient for such purposes.  Lessee shall have full use of and the right to apply any insurance proceeds available for such rebuilding and restoration.

17.1.     If during the Term, the whole of the 2024 Tax-Exempt Facilities shall be taken under power of eminent domain by any public or private authority, or conveyed by Lessor (subject to Lessee’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned) to said authority in lieu of such taking, then this Facilities Lease shall terminate as of the date of such taking; provided any unearned Rent, if any, paid in advance, shall be refunded to Lessee.

17.2.       If, during the Term, any taking under the power of eminent domain by a public or private authority or any conveyance by Lessor in lieu thereof, shall result in a taking of more than thirty-three percent (33%) of the 2024 Tax-Exempt Facilities or the 2024 Tax-Exempt Facilities is materially impaired in Lessee’s reasonable business judgment, then Lessee may, at its election, terminate this Facilities Lease by giving Lessor notice of the exercise of Lessee’s election within thirty (30) days after Lessee shall receive actual notice of such taking, and by paying to Trustee an amount sufficient to pay or defease in full the Series 2024A Bonds.  In the event of termination by Lessee under the provisions of this Section 17.2, this Facilities Lease shall terminate as of the date of such taking, provided any unearned Rent paid in advance by Lessee shall be refunded to Lessee.  Notwithstanding anything in the foregoing to the contrary, if any condemnation award for any taking would be reduced by the termination of this Facilities Lease with respect to a taking, as hereinabove set forth, then Lessee may elect to keep this Facilities Lease in full force and effect so as to obtain the highest possible award from the condemning authority.

17.3.        Intentionally Omitted.

17.4.      All compensation awarded for any whole or partial taking of the 2024 Tax-Exempt Facilities, whether attributable to the 2024 Tax-Exempt Facilities or the present value of the Lease Term, including all renewal periods herein specified, shall be payable to Lessee (and, should any portion of such compensation be received by Lessor, Lessor shall pay the same to Lessee).

18.          Subordination and Attornment.

18.1.      Notwithstanding anything contained herein to the contrary, Lessor’s ownership interest in the 2024 Tax-Exempt Facilities shall be superior to any leasehold mortgage or deed of trust on the 2024 Tax-Exempt Facilities (including the Deed of Trust), and such leasehold mortgage or deed of trust shall take subject to same with the intent of the parties being that a foreclosure of such leasehold mortgage or deed of trust shall in no event eliminate Lessor’s ownership interest.  In addition, any such leasehold mortgage or deed of trust shall survive the termination of the Facilities Lease (including, without limitation, a rejection of this Facilities  Lease in a bankruptcy or other insolvency proceeding) provided that such leasehold mortgagee or deed of trust trustee or beneficiary or any designator successor (the “Successor”) affirmatively assumes all of Lessee’s obligations hereunder within one hundred twenty (120) days after succeeding to Lessee’s interest or the date of termination of the Facilities Lease, whichever is  later; provided that enforcement of any obligations of the Trustee as Successor shall be limited to the Trustee’s interest in property subject to such leasehold mortgage or deed of trust and to the Trust Estate and no claim shall be brought against the Trustee personally in connection with such obligations.  Until such Successor is appointed and has so assumed all such obligations, Lessor may appoint a temporary operator to maintain and shutdown or operate the 2024 Tax-Exempt Facilities (in Lessor’s sole discretion), and the expenses thereof incurred by Lessor or its temporary operator shall be reimbursed to Lessor by the Successor within ten (10) business days after written request from Lessor.  If the Successor fails to expressly assume in writing all of Lessee’s obligations hereunder within the one hundred twenty (120) day period provided above, this Facilities Lease shall automatically terminate without any further rights of redemption.

18.2.     As a material condition to Lessee’s execution of this Facilities Lease, Lessee shall provide Lessor with an executed Memorandum of Lease in form and substance reasonably acceptable to Lessor (the “Memorandum”) to be executed by Lessee and Lessor and recorded in the real estate records in the county in which the 2024 Tax-Exempt Facilities are located at Lessee’s expense within five (5) days following the execution of this Facilities Lease.  The Memorandum will contain the following provisions: “Lessee agrees that upon expiration or any proper termination of the Facilities Lease, it will release this Memorandum (and the Facilities Lease) of record, and further agrees that if such written termination or release is not filed of record with thirty (30) days after such expiration or termination, then Lessor is hereby authorized to execute on behalf, and in the name, of Lessee any such release and record the same in the public records at Lessee’s expense.  This power in favor of Lessor is coupled with an interest and is not revocable by Lessee.”

18.3.      Should Lessor sell, convey or transfer its interest in the 2024 Tax-Exempt Facilities, then such party shall be substituted herein as Lessor and Lessee shall attorn to such succeeding party as its Lessor under this Facilities Lease promptly upon any such succession, provided that such succeeding party assumes all of Lessor’s duties and obligations under this Facilities Lease and agrees not to disturb Lessee’s leasehold interest hereunder in accordance with this Section 18.3 as long as an Event of Default has not occurred and is not continuing beyond any grace or cure period hereunder.

19.         Leasehold Financing. Lessee shall have the unrestricted right to execute and deliver a mortgage, deed of trust (including the Deed of Trust), pledge and/or collateral assignment of this Facilities Lease as security for any indebtedness or obligations in any form whatsoever.  If Lessee shall execute and deliver such mortgage or deed of trust, and if the holder of the indebtedness secured thereby (the “Mortgagee”) notifies Lessor of the execution of such mortgage or deed of trust, and the name and place for service of notices upon such mortgage or deed of trust, then and in such event, Lessor hereby agrees for the benefit of Lessee and such Mortgagee from time to time:

(a)          That Lessor will give to any Mortgagee simultaneously with service on Lessee a duplicate of any and all notices or demands given by Lessor to Lessee.

(b)          The Mortgagee shall have the privilege of performing any of Lessee’s covenants or of curing any defaults by Lessee or of exercising any election, option or privilege conferred upon Lessee by the terms of the Facilities Lease.

(c)         Lessor shall not terminate this Facilities Lease or Lessee’s right of possession for any default of Lessee if, if after notice to the Mortgagee as provided in subsection (a) above, (i) with respect to any monetary default, within a period of sixty (60) days after the expiration of the period of time in which Lessee could have cured the default, such default is cured, or (ii) with respect to any nonmonetary default, if within a period of one hundred twenty (120) days after the expiration of the period of time in which Lessee could have cured the default, or if such default is of a nature that it cannot with reasonable effort be completely remedied  within said period of 120 days, then such additional time as is reasonably necessary to complete such cure, not to exceed one hundred eighty (180) days, provided that Mortgagee has commenced such cure within the initial one-hundred and  twenty (120) day period and diligently continues to pursue the same to completion, and such default is cured within such period of one hundred eighty (180) days.

(d)        Lessor shall recognize any Mortgagee or any assignee of any Mortgagee if such Mortgagee or assignee becomes successor to Lessee following any foreclosure (or deed in lieu of foreclosure) of Lessee’s leasehold interest in the 2024 Tax-Exempt Facilities, subject to Section 18.1 above.  Lessor shall execute reasonable subordination, non-disturbance or attornment agreements as may be requested by a Mortgagee, provided any such agreement is consistent with the foregoing, and in form and substance reasonably acceptable to Lessor.  Notwithstanding the foregoing, the Mortgagee or any assignee of any Mortgagee who becomes successor to Lessee must strictly abide under the terms of this Facilities Lease.

(e)         Lessor hereby waives and releases any statutory, constitutional, and/or contractual liens against the assets or property of Lessee, including without limitation Chapter 54 of the Texas Property Code - LANDLORD’S LIENS. Although such waiver and release is hereby deemed to be automatic and self-executing, Lessor agrees to execute and deliver to Lessee within thirty (30) days following request therefor such waivers and confirmations as Lessee may request to evidence the foregoing waiver and release, as well as consents to assignment that may be reasonably requested.

20.          Events of Default and Remedies.

20.1.       Each of the following occurrences shall constitute an “Event of Default” by Lessee under this Facilities Lease:

(a)          the failure of Lessee to pay the Facilities Lease Rent as and when due hereunder and the continuance of such failure for a period of sixty (60) days thereafter;

(b)         the failure of Lessee to procure and maintain the insurance required by Section 11 of this Facilities Lease, or to provide evidence of such insurance as required herein, and the continuance of either such failure for a period of three (3) business days after written request therefor by Lessor; furthermore, in such event, Lessor is authorized at its election to procure such insurance coverage(s) in the amount(s) required by this Facilities Lease with all costs thereof to be reimbursed to Lessor by Lessee within thirty (30) days after written demand by Lessor with interest thereon at the rate set forth in Section 28 hereof from the date incurred by Lessor to the date reimbursed and paid by Lessee;

(c)         the failure of Lessee to perform, comply with or observe any other agreement, obligation, covenant, condition, or undertaking of Lessee, or any other term, condition or provision, in each case under this Facilities Lease in any material respect, and the continuance of such failure for a period of one-hundred and twenty (120) days after written notice from Lessor to Lessee specifying the failure; or if such default is of a nature that it cannot with reasonable effort be completely remedied within said period of 120 days, then such additional time as is reasonably necessary to complete such cure provided that Lessee has commenced such cure within the initial one-hundred and twenty (120) day period and diligent continues to pursue the same to completion;

(d)         the filing of a petition by or against Lessee (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code of the United States or any similar debtor relief law, or (iii) for the appointment of a liquidator or receiver for all or substantially all of Lessee’s property or for Lessee’s interest in this Facilities Lease and as to any such matter commenced against Lessee by an unrelated third party that remains undismissed, undischarged, unstayed or unbonded for a period of ninety (90) days;

(e)          if the interest of Lessee under this Facilities Lease shall, by operation of law, be transferred in violation of the terms of this Facilities Lease without Lessor’s written consent in cases in which such written consent is required hereunder;

(f)          if Lessee shall voluntarily abandon, desert, or vacate the 2024 Tax-Exempt Facilities, or voluntarily discontinue its operation thereon for a period of more than two (2) consecutive months and such periods as may be extended by Force Majeure;

(g)          the admission by Lessee in writing that it cannot meet its obligations generally as they become due or the making by Lessee of an assignment for the benefit of its creditors; and

(h)          an Event of Default, as therein defined, occurs and continues beyond any cure under the Ground Lease, the Indenture or the Senior Loan Agreement.

20.2.      Remedies. Upon the occurrence of and during the continuation of any Event of Default, Lessor may, at Lessor’s option and in addition to all other rights, remedies and recourses afforded Lessor hereunder or by law or equity (but excluding any right of non-judicial eviction), but subject to any rights of any Mortgagee or Successor herein described (including the rights of the Trustee under the Deed of Trust), terminate this Facilities Lease by the giving of written notice to Lessee (with a copy to the Trustee), in which event Lessee shall pay to Lessor upon demand the sum of (i) all Rent and other amounts accrued hereunder to the date of termination, (ii) all amounts due under Section 20.3 and (iii) liquidated damages in an amount equal to (a) the total Rent that Lessee would have been required to pay for the remainder of the Lease Term of this Facilities Lease minus (b) the then present fair rental value of the 2024 Tax-Exempt Facilities for such period, with such difference discounted to present value at a discount rate reasonably designated by Lessor.  Neither Mortgagee or Successor shall be responsible for such liquidated damages unless and until the obligations of Lessee under this Facilities Lease shall be assumed as herein provided.

20.3.      Lessor’s Right to Pay or Perform. If Lessee fails to perform or observe any of its covenants, agreements, or obligations hereunder for a period of thirty (30) days after written notice of such failure is given by Lessor, then in addition to all other rights of Lessor provided herein Lessor shall have the right, but not the obligation, at its sole election (but not as its exclusive remedy), to perform or observe the covenants, agreements, or obligations which are asserted to have not been performed or observed at the expense of Lessee and to recover all reasonable costs or expenses incurred in connection therewith.  Any performance or observance by Lessor pursuant to this Section 20.3 shall not constitute a waiver of Lessee’s failure to perform or observe.

20.4.       Injunctive Relief; Remedies Cumulative. Lessor may restrain or enjoin any Event of Default or threatened Event of Default by Lessee hereunder without the necessity of proving the inadequacy of any legal remedy or irreparable harm.  The rights, remedies and recourses of Lessor for an Event of Default shall be cumulative and no right, remedy or recourse of Lessor, whether exercised by Lessor or not, shall be deemed to be in exclusion of any other.

20.5.      No Waiver; No Implied Surrender. Provisions of this Facilities Lease may not be waived orally or impliedly, but only by the party entitled to the benefit of the provision evidencing the waiver in writing.  Thus, subject to Lessee’s right to cure as otherwise provided in this Facilities Lease neither the acceptance of Rent by Lessor following an Event of Default (whether known to Lessor or not), nor any other custom or practice followed in connection with this Facilities Lease, shall constitute a waiver by Lessor of such Event of Default or any other Event of Default.  Further, the failure by Lessor to complain of any action or inaction by Lessee, or to assert that any action or inaction by Lessee constitutes (or would constitute, with the giving of notice and/or the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Lessor with respect to such action or inaction.  No waiver by Lessor of any provision of this Facilities Lease or of any breach by Lessee of any obligation of Lessee hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Lessee of this Facilities Lease.  Lessor’s consent to any act by Lessee requiring Lessor’s consent shall not be deemed to render unnecessary the obtaining of Lessor’s consent to any subsequent act of Lessee.  No act or omission by Lessor (other than Lessor’s execution of a document acknowledging such surrender) or Lessor’s agents, including the delivery of the keys to the 2024 Tax-Exempt Facilities, shall constitute an acceptance of a surrender of the 2024 Tax-Exempt Facilities.

20.6.       Lessee’s Rights with respect to the Bonds.

(a)          The Lessor shall not take any action herein described and permitted under the Indenture without the express written consent of Lessee:

(i)          issue Additional Parity Bonds in accordance with the Indenture;

(ii)          terminate or appoint any securities depository or Trustee;

(iii)         redeem any Bonds pursuant to the optional redemption provisions of the Indenture or the Bonds;

(iv)         purchase Bonds in lieu of optional redemption;

(v)          amend, supplement or otherwise modify, or waive any provision of, the Indenture or the Bonds; or

(vi)        direct, or take any other action with respect to, the investment of funds, the application or disposition of trust monies, or the withdrawal or deposit of any amounts in any accounts or Funds pursuant to the Indenture.

Notwithstanding the foregoing, if Lessee fails to complete construction of the 2024 Tax-Exempt Facilities, or otherwise defaults with respect to its construction obligations, Lessor may complete such construction or remedy such construction default, and if there are funds available in the Construction Account (as defined in the Collateral Agency Agreement) or other Funds pursuant to the Indenture, then Lessor may, without Lessee’s consent, request that Trustee disburse such Funds to allow Lessor to complete such construction or remedy such construction default.

(b)          The Lessor shall take the following action permitted under the Indenture at the direction of Lessee:

(i)         pay any mutilated, lost, destroyed or stolen Bond which has become or is about to become due and payable to the extent required by Section 4.4 of the Indenture; provided Lessee has provided funds for such purpose to the Trustee;

(ii)          distribute to Lessee funds remitted to the Lessor pursuant to the Indenture;

(iii)        redeem Bonds subject to optional redemption (provided that Lessee shall provide funds to the Trustee sufficient to pay the Redemption Price for such Bonds on the redemption date therefor);

(iv)        purchase Bonds in lieu of redemption or designate the purchaser in lieu of redemption (provided that Lessee shall provide funds to the Trustee sufficient to pay the purchase price for such Bonds on the purchase date therefor);

(v)          terminate or appoint any securities depository or Trustee; and

(vi)         execute and deliver an amendment, supplement or other modification to, or waiver of any provisions of, the Indenture or the Bonds.

(c)          Promptly upon receipt thereof, the Lessor shall deliver a copy of any notice received by the Lessor from the Trustee under the Indenture.

(d)          If Lessor shall fail to take any action specified in this Section 20.6, or shall take action in violation hereof, Lessee shall be entitled to notify Trustee in writing (a copy of which shall also be delivered to Lessor) with respect thereto and direct the cure of such action or failure to act. In the written direction to the Trustee, Lessee shall state that such direction is given properly in accordance with this Section 20.6(d) and Trustee shall be entitled to rely conclusively thereon and to comply without investigation with such notice and direction.

21.         Relation of the Parties. It is the intention of the parties to create hereby the relationship of landlord and tenant, and no other relation is hereby created.  Nothing in this Facilities Lease shall be construed to make the parties partners or joint venturers or to render either party liable for any obligation of the other except as described herein.

22.         Public Disclosure. Lessor is a governmental authority subject to the requirements of the Texas Open Meetings Act and the Texas Open Records Act (Chapters 551 and 552, Texas Government Code), and as such Lessor is required to disclose to the public (upon request) this Facilities Lease and certain other information and documents relating to the consummation of the transactions contemplated hereby.  In this regard, Lessee agrees that the disclosure of this Facilities Lease or any other information or materials related to the consummation of the transactions contemplated hereby to the public by Lessor as required by the Texas Open Meetings Act, Texas Open Records Act, or any other Legal Requirement will not expose Lessor (or any party acting by, through or under Lessor) to any claim, liability, or action by Lessee.

23.        Notices. All notices and other communications given pursuant to this Facilities Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in this Section 23, or delivered in person to the intended addressee, or sent by prepaid telegram, facsimile or telex followed by a confirmatory letter. Notice mailed in the aforesaid manner shall become effective three (3) business days after deposit; notice given in any other manner, and any notice given to Lessor, shall be effective only upon receipt by the intended addressee. For the purposes of notice, the address of:

Mr. Chris Fisher, Port Director, CEO
Port of Beaumont Navigation District of Jefferson County, Texas
1225 Main Street
Beaumont, Texas 77701
Telephone:  (409) 835-5367
Facsimile:  (409) 835-0512
E-mail:  dcf@pobtx.com

With a copy to:

Guy N. Goodson, Esq.
GERMER PLLC
550 Fannin, Suite 400
Beaumont, Texas 77701
Telephone:  (409) 654-6730
Facsimile:  (409) 835-2115
E-mail:  GGoodson@germer.com

For Lessee:

Jefferson 2020 Bond Lessee LLC
c/o Jefferson Energy
811 Louisiana, Suite 2300
Houston, TX 77056
Attention:  Legal Department
E-mail:  shurt@jeffersonenergyco.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, IL 60606

Attention: Seth Jacobson
Telephone: (312) 407-0889
Email: seth.jacobson@skadden.com

Each party shall have the continuing right to change its address for notice hereunder by the giving of thirty (30) days’ prior written notice to the other party.

24.        Entire Agreement, Amendment and Binding Effect. This Facilities Lease constitutes the entire agreement between Lessor and Lessee relating to the subject matter hereof and all prior agreements relative hereto that are not contained herein are terminated.  This Facilities Lease may be amended only by a written document duly executed by Lessor and Lessee, and any alleged amendment which is not so documented shall not be effective as to either party.  The provisions of this Facilities Lease shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that this Section 24 shall not negate, diminish or alter the restrictions on transfers applicable to Lessee set forth elsewhere in this Facilities Lease.

25.        Severability. This Facilities Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements.  If any provision of this Facilities Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Facilities Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

26.        Construction. Unless the context of this Facilities Lease clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character; (b) the singular shall include the plural wherever and as often as may be appropriate; (c) the term “includes” or “including” shall mean including without limitation; and (d) the words “hereof” or “herein” refer to this entire Facilities Lease and not merely the Section or Article number in which such words appear.  Article and Section headings in this Facilities Lease are for convenience of reference and shall not affect the construction or interpretation of this Facilities Lease.  Any reference to a particular “Article” or “Section” shall be construed as referring to the indicated article or section of this Facilities Lease.

27.         Attorneys’ Fees.  If any party hereto institutes an action or proceeding for a declaration of the rights of the parties under this Facilities Lease, for injunctive relief, for an alleged breach or default of, or any other action arising out of this Facilities Lease, or the transactions contemplated hereby, or if any party is in default of its obligations pursuant hereto, the prevailing party shall be entitled to its actual and reasonable attorneys’ fees and to any court costs incurred in addition to any other damages or relief awarded.

28.         Interest on Lessee’s Obligations. Any amount due from Lessee to Lessor that is not paid when due shall bear interest at the lesser of (i) the maximum rate allowed by law, (ii) ten percent per annum or (iii) the amount provided for in the Indenture, compounded annually from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

29.         Authority. Lessee warrants and represents unto Lessor that (a)  Lessee is a duly organized and existing legal entity, in good standing in the State of Texas (b) Lessee has full right and authority to execute, deliver and perform this Facilities Lease, (c) the person executing this Facilities Lease on behalf of Lessee was authorized to do so and (d) upon request of Lessor, such person will deliver to Lessor satisfactory evidence of his or her authority to execute this Facilities Lease on behalf of Lessee.

30.          Incorporation by Reference. Exhibits A and B hereto are incorporated herein for any and all purposes.

31.         Force Majeure. Lessee shall be entitled to rely upon Force Majeure as an excuse for timely performance hereunder (except for the payment of Rent) and shall not be entitled to rely upon Force Majeure as an excuse for timely performance unless Lessee (a) uses its best efforts to overcome the effects of the event of Force Majeure, (b) gives written notice to Lessor within thirty (30) days after the occurrence of the event describing with reasonable particularity the nature thereof, (c) commences performance of its obligation hereunder immediately upon the cessation of the event and (d) gives written notice to Lessor within thirty (30) days after the cessation of the event advising Lessor of the date upon which the event ceased to constitute an event of Force Majeure.  No Force Majeure event shall excuse performance for a period longer than ninety (90) days without consent of Lessor not to be unreasonably withheld. No Force Majeure shall excuse payments of Rent or other payment obligations.

32.          Interpretation. Both Lessor and Lessee and their respective legal counsel have reviewed and have participated in the preparation of this Facilities Lease.

33.         Multiple Counterparts. This Facilities Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

34.         No Third Party Beneficiaries. This Facilities Lease does not and is not intended to confer any rights or remedies upon any person other than the parties.

EXECUTED this 1st day of June, 2024.

PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY TEXAS

by
/s/ David C. Fisher
Name:	David C. Fisher
Title:	Port Director & CEO

EXECUTED this 1st day of June, 2024.

JEFFERSON 2020 BOND LESSEE LLC

by
/s/ Joseph P. Adams
Name:	Joseph P. Adams
Title:	President
+

[Signature Page to Facilities Lease and Development Agreement]

Definitions Annex

Terms capitalized but not defined in this Facilities Lease shall have the meanings assigned to them in the Indenture (as defined below).

“2024 Tax-Exempt Facilities” means the infrastructure to be constructed and operated by Lessee and owned by the Lessor as described in Exhibit B.

“Bond Borrower” means Jefferson 2020 Bond Borrower LLC.

“Commencement Date” is defined in Section 4 of this Facilities Lease.

“Construction Management Agreement” means that certain Construction Management Agreement dated as of June 20, 2024, by and between Lessor (as assignee of Bond Borrower) and Operator.

“Encumbrances” is defined in Section 9.5 of this Facilities Lease.

“Event of Default” is defined in Section 20.1 of this Facilities Lease.

“Execution Date” is defined in the introductory paragraph of this Facilities Lease.

“Facilities Lease” is defined in the introductory paragraph of this Facilities Lease.

“Facilities Lease Rent” is defined in Section 5 of this Facilities Lease.

“Force Majeure” means:

(a)         acts of God, landslides, lightning, earthquakes, hurricanes, tornadoes, blizzards and other adverse and inclement weather, fires, explosions, floods, acts of public enemy, wars, blockades, insurrections, riots or civil disturbances;

(b)         labor disputes, strikes, work slowdowns, or work stoppages but nothing herein contained shall require the party subject to such labor disputes, strikes, work slowdowns, or work stoppages to settle or otherwise resolve same;

(c)          orders or judgments of any federal, state or local court, administrative agency or governmental body, if not the result of willful or negligent action of the party relying thereon;

(d)          power failure and outages affecting the 2024 Tax-Exempt Facilities; and

(e)          any other similar cause or event, provided that the foregoing is beyond the reasonable control of the party claiming Force Majeure.

Definitions Annex – Page 1

“Ground Lease” means that certain Ground Lease and Agreement entered into as of the date even herewith, between Lessor and Lessee and Bond Borrower covering the Leased Premises (as it may be amended, restated, replaced, amended and restated or modified from time to time).

“Indenture” means that certain Trust Indenture and Security Agreement, dated as of February 1, 2020, as amended and supplemented by that certain First Supplemental Indenture of Trust, dated as of August 1, 2021 and by that certain Second Supplemental Indenture of Trust, dated as of June 1, 2024, and effective as of June 20, 2024, and as it may be amended, restated, replaced, amended and restated or modified from time to time, between Lessor and the Trustee.

“Jefferson-Owned Property” means all improvements owned, paid for or financed by Lessee or any affiliate thereof and located on the Leased Premises from time to time. For the avoidance of doubt, “Jefferson-Owned Property” shall not include the 2024 Tax-Exempt Facilities except to the extent they may become Jefferson-Owned Property pursuant to the purchase option set forth in this Facilities Lease.

“Lease Term” is defined in Section 4 of this Facilities Lease.

“Leased Premises” means approximately 52 acres of real property as more particularly described in Exhibit A, and all real property rights of Lessor appurtenant thereto.

“Legal Requirements” is defined in Section 10.2 of this Facilities Lease.

“Lessee” is defined in the introductory paragraph of this Facilities Lease.

“Lessor” is defined in the introductory paragraph of this Facilities Lease.

“Lessor Improvements” is defined in Section 9.1 of this Facilities Lease.

“Memorandum” is defined in Section 18.1 of this Facilities Lease.

“Mortgagee” is defined in Section 19 of this Facilities Lease.

“Operator” means Jefferson Terminal South LLC, a limited liability company organized under the laws of the State of Delaware.

“Rebate Amounts” is defined in Section 5 of this Facilities Lease.

“Rent” is defined in Section 5 of this Facilities Lease.

“Senior Loan Agreement” means that certain Second Amended and Restated Senior Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, dated as of June 1, 2024, and effective as of June 20, 2024, by and between the Lessor and Bond Borrower.

Definitions Annex – Page 2

“Series 2024 Bonds” means the Series 2024A Bonds and the Taxable Series 2024B Bonds.

“Series 2024A Bonds” means the Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2024A (Jefferson Gulf Coast Energy Project) in the aggregate principal amount of $164,425,000, to be to be issued by the Issuer on the Closing Date, and any Series 2024A Bond or Series 2024A Bonds issued in exchange or replacement therefor.

“Successor” is defined in Section 18.1 of this Facilities Lease.

“Taxable Series 2024B Bonds” means the Port of Beaumont Navigation District of Jefferson County, Texas Facility Revenue Bonds, Taxable Series 2024B (Jefferson Gulf Coast Energy Project) in the aggregate principal amount of $217,870,000, to be to be issued by the Issuer on the Closing Date, and any Taxable Series 2024B Bond or Taxable Series 2024B Bonds issued in exchange or replacement therefor.

“Trustee” means UMB Bank, N.A., as Trustee and successor to Deutsche Bank National Trust Company, pursuant to the Indenture.

Definitions Annex – Page 3

Exhibit A

LEGAL DESCRIPTION

TRACT I
50.99 ACRES (SAVE AND EXCEPT 2.132 ACRES)
NETTING 48.86 ACRES OF LAND
OUT OF DUPONT-BEAUMONT SITE NO. 2
JEFFERSON COUNTY, TEXAS

BEING 50.99 acres of land, out of and a part of Lot 2, Dupont-Beaumont Site No. 2, recorded in File No. 2005033208, Official Public Records, Jefferson County, Texas; being part of Tract VII (Called 503.139) acre tract of land of several tracts of land described in a deed to Jefferson Terminal South, LLC, recorded in File No. 2022018289, Official Public Records, Jefferson County, Texas; said 50.99 acre tract being more fully described by metes and bounds as follows, to wit:

Note: Bearings, coordinates, distances and acreage are based on the Texas Coordinate System of 1983, South Central Zone, US Survey Feet, and are referenced to SmartNet, North America.

COMMENCING at a ½” steel rod with a cap found for the most Southerly corner of Lot 11 (Called 26.618) acre tract of land, as shown on the survey recorded in File No. 2006048240, Official Public Records, Jefferson County, Texas; said ½” steel rod being on the (Called) common Abstract line of the William Carroll League, Abstract No. 13 and the J.S. Johnston Survey, Abstract No. 34, on the West line of a (Called 11.84) acre tract of land described in a deed to Kansas City Southern Railway Company, recorded in File No. 2004000575, Official Public Records, Jefferson County, Texas, and being on the East line of said Lot 2, have a Texas Coordinate of N: 13945587.90, E: 3544224.76;

THENCE, North 02 deg., 56 min., 27 sec., West (Called North 00 deg., 43 min., 52 sec., East), on the common line of said Lot 2 and the (Called 11.84) acre tract, a distance of 1219.59’ (Called 1219.23’) to a 1 ½” steel pipe found in concrete;

THENCE, North 02 deg., 54 min., 19 sec., West (Called North 00 deg., 45 min., 55 sec., East), a distance of 4306.30’ (Called 4306.04’) passing a 1” steel rod found for reference, continuing for a total distance of 4347.67’ to a ½” steel rod, capped and marked “SOUTEX”, set for the POINT OF BEGINNING; said ½” steel rod being the Southeast corner of the herein described tract, having a Texas Coordinate of N: 13951147.97, E: 3543941.83;

THENCE, South 86 deg., 35 min., 39 sec., West, a distance of 753.14’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 03 deg ., 11 min., 20 sec., West, a distance of 154.62’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 74 deg., 30 min., 11 sec., West, a distance of 68.73’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

Exhibit A – Page 1

THENCE, on the arc of a curve to the left, having a radius of 100.00’, an arc length of 92.61’, a chord bearing of South 78 deg., 57 min., 56 sec., West, a chord distance of 89.34’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 52 deg., 26 min., 02 sec., West, a distance of 1132.90’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 37 deg., 28 min., 51 sec., West, a distance of 125.50’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner; said ½” steel rod being on the East line of a 4.54 acre tract of land for access easement purposes, surveyed this date;

THENCE, on the East line of the 4.54 acre tract, on an arc of a curve to the left, having a radius of 215.00’, an arc length of 78.52’, a chord bearing of North 27 deg., 03 min., 38 sec., East, a chord distance of 78.09’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 16 deg., 35 min., 52 sec., East, a distance of 39.26’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 50 deg., 15 min., 06 sec., West, a distance of 416.42’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 42 deg., 12 min., 51 sec., East, a distance of 82.18’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 73 deg., 30 min., 23 sec., East, a distance of 302.90’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 16 deg., 29 min., 37 sec., East, a distance of 356.76’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 73 deg., 02 min., 03 sec., West, a distance of 357.79’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 13 deg., 14 min., 55 sec., West, a distance of 277.83’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 42 deg., 12 min., 51 sec., West, a distance of 134.08’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 56 deg., 57 min., 32 sec., West, a distance of 546.98’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 77 deg., 33 min., 30 sec., West, a distance of 401.68’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 12 deg., 25 min., 57 sec., East, a distance of 254.03’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

Exhibit A – Page 2

THENCE, North 48 deg., 48 min., 42 sec., West, a distance of 211.56’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 79 deg., 41 min., 50 sec., West, a distance of 239.12’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 70 deg., 38 min., 32 sec., West, a distance of 65.21’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 42 deg., 12 min., 23 sec., West, a distance of 359.98’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 77 deg., 33 min., 30 sec., West, a distance of 136.53’ to a ½” steel rod, capped and marked “SOUTEX”, set on the Southeast line of Lot 1, Replat of Dupont-Beaumont Works Industrial Parks Subdivision, recorded in File No. 2007037934, Official Public Records, Jefferson County, Texas; said ½” steel rod being the most Southerly Southwest corner of the herein described tract;

THENCE, North 42 deg., 13 min., 14 sec., East, on the Southeast line of said Lot 1, a distance of 62.88’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 03 deg., 30 min., 09 sec., West, continuing on the Southeast line of said Lot 1, a distance of 64.13’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 47 deg., 47 min., 09 sec., West, continuing on the Southeast line of said Lot 1, a distance of 20.30’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 01 deg., 26 min., 29 sec., East, a distance of 77.61’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 80 deg., 06 min., 28 sec., East, a distance of 229.72’, to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 74 deg., 27 min., 41 sec., East, a distance of 116.71’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 50 deg., 18 min., 10 sec., East, a distance of 244.87’, to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 34 deg., 22 min., 35 sec., East, a distance of 211.10’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 38 deg., 19 min., 42 sec., West, a distance of 209.11’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

Exhibit A – Page 3

THENCE, North 34 deg., 22 min., 35 sec., East, a distance of 259.94’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 20 deg., 28 min., 45 sec., West, a distance of 68.47’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 40 deg., 32 min., 18 sec., West, a distance of 172.96’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 65 deg., 14 min., 30 sec., West, a distance of 30.63’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 80 deg., 25 min., 08 sec., West, a distance of 187.94’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 44 deg., 16 min., 04 sec., West, a distance of 91.63’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 33 deg., 02 min., 29 sec., West, a distance of 109.56’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 18 deg., 24 min., 11 sec., West, a distance of 125.36’ to a ½” steel rod, capped and marked “SOUTEX’, set for corner;

THENCE, North 39 deg., 41 min., 50 sec., West, a distance of 775.30’ to a ½” steel rod, capped and marked “SOUTEX”, set on the East line of a (Called 461.42) acre tract of land described as “Tract A”, recorded in a deed to Enterprise Beaumont Marine West, LP, formerly known as Oil Tanking Beaumont Partners, LP, recorded in File No. 2001014848, Official Public Records, Jefferson County, Texas;

THENCE, North 28 deg., 21 min., 51 sec., East, on the East line of the (Called 461.42) acre tract, a distance of 204.31’ to a point for corner on the Southerly bank line of the Neches River; said point for corner being the most Westerly Northwest corner of the herein described tract;

THENCE, to points for corners on the Southerly bank line of said Neches River, the following bearings and distances:
North 56 deg., 05 min., 16 sec., East, 150.19’
North 88 deg., 02 min., 34 sec., East, 77.34’
North 59 deg., 55 min., 53 sec., East, 46.57’
North 87 deg., 36 min., 55 sec., East, 74.06’
South 71 deg., 24 min., 48 sec., East, 338.10’
South 48 deg., 27 min., 42 sec., East, 97.46’
South 31 deg., 42 min., 46 sec., East, 498.91’
South 43 deg., 14 min., 00 sec., East, 138.41’
South 62 deg., 43 min., 48 sec., East, 270.31’
South 49 deg., 56 min., 17 sec., East, 237.88’
South 60 deg., 32 min., 31 sec., East, 73.05’

Exhibit A – Page 4

South 42 deg., 05 min., 24 sec., East, 311.71’
South 36 deg., 37 min., 44 sec., East, 275.11’ to a point for corner being the most Easterly corner of Lot 3, File No. 2005033208, Official Public Records, Jefferson County, Texas, same being the most Easterly corner of a (Called 1.544) acre tract of land, described in a deed to Pandora Methanol, LLC, recorded in File No. 2011021592, Official Public Records, Jefferson County, Texas;

THENCE, North 57 deg., 35 min., 05 sec., West, on the Northeast line of said Lot 3, a distance of 233.97’ to a ½” steel rod, capped and marked “SOUTEX”, found for the most Northerly corner of said Lot 3, same being the most Easterly corner of a (Called 7.370) acre tract of land described in a deed to OCI Clean Ammonia, LLC, recorded in File No. 2023018389, Official Public Records, Jefferson County, Texas;

THENCE, North 46 deg., 51 min., 20 sec., West, on the Northeast line of the (Called 7.370) acre tract, a distance of 553.10’ to a ½” steel rod, capped and marked “SOUTEX”, found for corner;

THENCE, North 85 deg., 28 min., 07 sec., West, continuing on the Northeast line of the (Called 7.370) acre tract, a distance of 117.16’ to a ½” steel rod, capped and marked “SOUTEX”, found for corner;

THENCE, North 58 deg., 53 min., 19 sec., West, continuing on the Northeast line of the (Called 7.370) acre tract, a distance of 122.84’ to a ½” steel rod, capped and marked “SOUTEX”, found for corner; said ½” steel rod being the most Northerly corner of the (Called 7.370) acre tract;

THENCE, South 34 deg., 22 min., 35 sec., West, on the West line of the (Called 7.370) acre tract, a distance of 129.48’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 33 deg., 52 min., 53 sec., East, continuing on the West line of the (Called 7.370) acre tract, a distance of 173.02’ to a ½” steel rod, capped and marked “SOUTEX”, found for corner;

THENCE, continuing on the West line of the (Called 7.370) acre tract, on an arc of a curve to the right having a radius of 200.00’, an arc length of 189.56’, chord bearing of South, 06 deg., 43 min., 37 sec., East, chord distance of 182.55’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 20 deg., 30 min., 54 sec., West, continuing on the West line of the (Called 7.370) acre tract, a distance of 146.93’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 47 deg., 47 min., 11 sec., East, continuing on the West line of the (Called 7.370) acre tract, a distance of 64.26’ to a ½” steel rod, capped and marked “SOUTEX”, found for corner;

THENCE, South 76 deg., 14 min., 15 sec., East, continuing on the West line of the (Called 7.370) acre tract, a distance of 48.21’ to a ½” steel rod, capped and marked “SOUTEX”, found for corner;

THENCE, South 46 deg., 10 min., 43 sec., East, continuing on the West line of the (Called 7.370) acre tract, a distance of 57.47’ to a ½” steel rod, capped and marked “SOUTEX”, found for corner;

Exhibit A – Page 5

THENCE, South 02 deg., 57 min., 46 sec., West, continuing on the West line of the (Called 7.370) acre tract, a distance of 299.14’ passing a ½” steel rod, capped and marked “SOUTEX”, found for the most Southerly corner of the (Called 7.370) acre tract, continuing for a total distance of 357.08’ to a  ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 86 deg., 46 min., 30 sec., East, a distance of 128.87’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, South 55 deg., 39 min., 05 sec., East, a distance of 217.24’ to a ½” steel rod, capped and marked “SOUTEX”, set for corner;

THENCE, North 30 deg., 12 min., 54 sec., East, a distance of 462.85’ to a ½” steel rod, capped and marked “SOUTEX”, set on the South line of said Lot 3;

THENCE, South 59 deg., 05 min., 57 sec., East, on a portion of the South line of said Lot 3, a distance of 143.06’ to a 5/8” steel rod, found for the most Southerly corner of said Lot 3;

THENCE, South 11 deg., 48 min., 36 sec., West, on a portion of the Southeast line of said Lot 3, a distance of 107.17’ to a point for corner on the Southerly bank line of said Neches River;

THENCE, to points for corners on the Southerly bank line of said Neches River, the following bearings and distances:
South 06 deg., 05 min., 29 sec., East, 48.88’
South 62 deg., 19 min., 32 sec., East, 201.40’
South 85 deg., 06 min., 31 sec., East, 163.48’
North 83 deg., 46 min., 57 sec., East, 35.33’
North 66 deg., 00 min., 06 sec., East, 50.98’
South 87 deg., 03 min., 55 sec., East, 155.41’
South 65 deg., 55 min., 43 sec., East, 79.72’
South 77 deg., 42 min., 58 sec., East, 69.41’
South 61 deg., 09 min., 45 sec., East, 324.40’
South 83 deg., 26 min., 02 sec., East, 69.81’
South 62 deg., 03 min., 27 sec., East, 90.68’
South 47 deg., 35 min., 33 sec., East, 119.79’
South 80 deg., 41 min., 42 sec., East, 341.78’
North 50 deg., 38 min., 52 sec., East, 85.96’
South 82 deg., 29 min., 43 sec., East, 247.88’
South 73 deg., 39 min., 03 sec., East, 271.51’ to a point for corner on the East line of said Lot 2; said point for corner being on the called common line of the William Carroll League, Abstract No. 13 and the J.S. Johnston Survey, Abstract No. 34 and being the most Easterly Northeast corner of the herein described tract;

THENCE, South 02 deg., 54 min., 19 sec., East on the East line of said Lot 2, same being the (Called) common line of the William Carroll League and J.S. Johnston Survey, a distance of 114.30’ to the POINT OF BEGINNING and containing 50.99 acres of land, more or less, save and except the following tract of land:

Exhibit A – Page 6

SAVE & EXCEPT TRACT Lot 17, (2.132) acre tract of land as shown on a survey recorded in File No. 2006048240, Official Public Records, Jefferson County, Texas and being part of Tract VII, a (Called 503.193) acre tract of land, recorded in File No. 2022018289, Official Public Records, Jefferson County, Texas;

BEGINNING at a P.K. nail found disturbed on the Southerly line of said Lot 17, having a Texas Coordinate of N: 13951237.76  E: 3542582.44;

THENCE, North 75 deg., 56 min., 51 sec., West, a distance of 229.80’ to a ½” steel rod, found for the Southwest corner of said Lot 17 and the Southwest corner of the herein described tract;

THENCE, North 16 deg., 03 min., 34 sec., East, a distance of 265.81’ to a ½” steel rod, found for the most Northerly corner of said Lot 17;

THENCE, South 75 deg., 49 min., 54 sec., East, a distance of 323.15’, to a nail found in concrete, for the Northeast corner of said Lot 17;

THENCE, South 39 deg., 46 min., 31 sec., East, a distance of 32.71’, to a ½” steel rod, found for corner;

THENCE, on an arc of a curve to the right having a radius of 95.00’, an arc length of 158.49’, a chord bearing of South 08 deg., 07 min., 33 sec., West, a chord distance of 140.74’ to a point for corner;

THENCE, South 55 deg., 56 min., 20 sec., West, a distance of 63.63’ to a ¾” steel rod found in asphalt for corner;

THENCE, South 74 deg., 04 min., 28 sec., West, a distance of 116.74’ to the POINT OF BEGINNING and containing 2.132 acres of land, more or less, netting a total acreage of 48.86 acres of land, more or less.

Exhibit A – Page 7

Exhibit B

2024 Tax-Exempt Facilities

Docks:

•	JTS #1 Barge & Ship Dock

Exhibit B – Page 1